APPENDIX A
TO
THE TRANSFER AGENCY SERVICES AGREEMENT
BETWEEN
GLOBAL X MANAGEMENT COMPANY, LLC
and
BROWN BROTHERS HARRIMAN & CO.
Dated as of 02/25/2022

The following is a list of Funds/Portfolios for which BBH shall serve under a Transfer Agency Services Agreement dated as of 11/07/2008 "the Agreement":

Global X Adaptive U.S. Factor ETF
Global X Adaptive U.S. Risk Management ETF
Global X Aging Population ETF
Global X AgTech & Food Innovation ETF
Global X Alternative Income ETF
Global X Artificial Intelligence & Technology ETF
Global X Augmented & Virtual Reality ETF
Global X Autonomous & Electric Vehicles ETF
Global X Blockchain ETF
Global X Blockchain & Bitcoin Strategy ETF
Global X Cannabis ETF
Global X China Biotech Innovation ETF
Global X China Innovation ETF
Global X CleanTech ETF
Global X Clean Water ETF
Global X Cloud Computing ETF
Global X Conscious Companies ETF
Global X Copper Miners ETF
Global X Cybersecurity ETF
Global X Data Center REITs & Digital Infrastructure ETF
Global X Disruptive Materials ETF
Global X DAX Germany ETF
Global X Dow 30® Covered Call ETF
Global X E-commerce ETF
Global X Education ETF
Global X Emerging Markets Bond ETF
Global X Emerging Markets Internet & E-commerce ETF
Global X Financials Covered Call & Growth ETF
Global X FinTech ETF

Global X Founder-Run Companies ETF
Global X FTSE Southeast Asia ETF
Global X Genomics ETF
Global X Gold Explorers ETF
Global X Green Building ETF
Global X Guru® Index ETF
Global X Health & Wellness ETF
Global X Health Care Covered Call & Growth ETF
Global X Hydrogen ETF
Global X Information Technology Covered Call & Growth ETF
Global X Interest Rate Hedge ETF
Global X Interest Rate Volatility & Inflation Hedge ETF
Global X Internet of Things ETF
Global X Lithium & Battery Tech ETF
Global X Metaverse ETF
Global X Millennial Consumer ETF
Global X MLP & Energy Infrastructure ETF
Global X MLP ETF
Global X MSCI Argentina ETF
Global X MSCI China Communication Services ETF
Global X MSCI China Consumer Discretionary ETF
Global X MSCI China Consumer Staples ETF
Global X MSCI China Energy ETF
Global X MSCI China Financials ETF
Global X MSCI China Health Care ETF
Global X MSCI China Industrials ETF
Global X MSCI China Information Technology ETF
Global X MSCI China Materials ETF
Global X MSCI China Real Estate ETF
Global X MSCI China Utilities ETF
Global X MSCI Colombia ETF
Global X MSCI Greece ETF
Global X MSCI Next Emerging & Frontier ETF
Global X MSCI Nigeria ETF
Global X MSCI Norway ETF
Global X MSCI Pakistan ETF
Global X MSCI Portugal ETF
Global X MSCI SuperDividend® EAFE ETF
Global X MSCI SuperDividend® Emerging Markets ETF

Global X MSCI Vietnam ETF
Global X Nasdaq 100 Collar 95-110 ETF
Global X Nasdaq 100 Covered Call & Growth ETF
Global X Nasdaq 100 Tail Risk ETF
Global X Nasdaq 100 Risk Managed Income ETF
Global X NASDAQ 100 Covered Call ETF
Global X Renewable Energy Producers ETF
Global X Robotics & Artificial Intelligence ETF
Global X Russell 2000 Covered Call ETF
Global X S&P 500® Catholic Values ETF
Global X S&P 500 Collar 95-110 ETF
Global X S&P 500® Covered Call ETF
Global X S&P 500® Covered Call & Growth ETF
Global X S&P 500® Quality Dividend ETF
Global X S&P 500 Risk Managed Income ETF
Global X S&P 500 Tail Risk ETF
Global X S&P® Catholic Values Developed ex-U.S. ETF
Global X S&P® Catholic Values U.S. Aggregate
Global X Silver Miners ETF
Global X Social Media Index ETF
Global X Solar ETF
Global X SuperDividend® ETF
Global X SuperDividend® REIT ETF
Global X SuperDividend® US ETF
Global X SuperIncome™ Preferred ETF
Global X Telemedicine & Digital Health ETF
Global X Thematic Growth ETF
Global X U.S. Dividend Covered Call & Growth ETF
Global X U.S. Infrastructure Development ETF
Global X U.S. Preferred ETF
Global X Uranium ETF
Global X Variable Rate Preferred ETF
Global X Video Games & Esports ETF
Global X Wind Energy ETF

(Signature page follows.)

IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

GLOBAL X MANAGEMENT COMPANY LLC

BY: /s/ Susan Lively
NAME: Susan Lively
TITLE: General Counsel